Exhibit 99.1
                                      Proxy
                        Rush Financial Technologies, Inc.
           This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Shareholders ("the Meeting") of Rush Financial Technologies, Inc. (the "Company") to be held at The Metropolitan Club, Sears Tower, 233 South Wacker Dr., 67th Floor, Chicago, Il 60606, on Thursday, September 28, 2006, beginning at 1:00 p.m., local time, and the Proxy Statement in connection therewith, and (2) appoints Michael Nolan and Patricia Kane, and each of them, the undersigned's proxies with full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock and/or Series E Convertible Preferred Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof.

I, the undersigned, direct that this proxy be voted as follows:

1. ELECTION OF DIRECTORS:

A. To elect as the two nominees listed below, except as marked to the contrary below.

   [ ] FOR all nominees listed below     [ ] WITHHOLD AUTHORITY to vote for   [ ] ABSTAIN

   (except as marked to the contrary below)   all nominees listed below

   [ ] Bernay Box as Class II director

   [ ] Murrey Wanstrath as Class II director

(To vote for any other individual nominee, write that nominee's name on the line provided below.)


________________________________________________________________________________


2. PROPOSAL TO RATIFY THE APPOINTMENT OF KBA GROUP L.L.P. AS THE COMPANY'S AUDITORS

       [  ] FOR                [  ] AGAINST          [  ]  ABSTAIN

3. PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO TERRA NOVA FINANCIAL GROUP, INC.

       [  ] FOR                [  ] AGAINST          [  ]  ABSTAIN

4. PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES TO 800,000,000

       [  ] FOR                [  ] AGAINST          [  ]  ABSTAIN

5. PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION AND BYLAWS TO REDUCE THE MAXIMUM NUMBER OF DIRECTORS FROM 21 TO NINE

       [  ] FOR                [  ] AGAINST          [  ]  ABSTAIN

6. IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.


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         This proxy will be voted as specified above if not revoked prior to the
Meeting. If no specification is made, this proxy will be voted for the election of the director nominees in item 1 above and for Proposals 3 through 5, above.

         The undersigned may revoke this proxy at any time and hereby revokes any proxy heretofore given to vote or act with respect to the Common Stock or Series E Convertible Preferred Stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

         If more than one of the proxies named shall be present in person or by substitute at the meeting, or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

Please date, sign and FAX this proxy to the Company at 312-849-4431.

Date __________________________, 2006



____________________________________________     _______________________________
Signature of Shareholder (if Joint Account)      Signature of Shareholder

Please date this proxy and sign your name exactly as it appears on this mailing. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.